EXHIBIT 1.1

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL, AND THE REGISTRANT TREATS SUCH INFORMATION AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Agency AGREEMENT

Effective as of March 5, 2026.

Bunker Hill Mining Corp.

300 - 1055 West Hastings Street

Vancouver, British Columbia V6E 2E9

Attention:	Sam Ash, Chief Executive Officer and Director

Dear Sir:

Re:	Private Placement of LIFE Units

Haywood Securities Inc., as lead agent and sole bookrunner (“Haywood” or the “Lead Agent”), for and on behalf of a syndicate of agents that includes Roth Canada, Inc., BMO Nesbitt Burns Inc., Canaccord Genuity Corp. (collectively with Haywood, the “Agents”) understand that Bunker Hill Mining Corp. (the “Corporation”) proposes to issue and sell a minimum of 83,333,334 units of the Corporation (the “LIFE Units”) and up to a maximum of 129,973,332 LIFE Units at a price of C$0.18 per LIFE Unit (the “Issue Price”) for minimum gross proceeds of C$15,000,000.12 and maximum gross proceeds of up to C$23,395,199.76 on a “best efforts” brokered private placement basis, without underwriter liability, to Subscribers (as defined herein) in the Selling Jurisdictions (as defined herein) (the “Offering”).

The Agents further understand that in addition to the Offering, the Corporation also proposes to issue and sell, on a non-brokered basis pursuant to a concurrent private placement, an additional 8,926,668 units of the Corporation (the “CPP Units”) at the Issue Price for gross proceeds of up to C$1,606,800.24 (the “Concurrent Private Placement”). The Agents and the Corporation acknowledge and agree that the Agents will not be entitled to any fee or commission with respect to the CPP Units sold as part of the Concurrent Private Placement and that the Agents do not and will not have any liability whatsoever to the Corporation or to purchasers of CPP Units under the Concurrent Private Placement and the Corporation shall indemnify and save harmless the Agents from any and all losses or expenses relating to sales made pursuant to the Concurrent Private Placement. The CPP Units shall have attributes that are identical to the LIFE Units and Closing of the Concurrent Private Placement shall be conditional upon the closing of the Offering. For the avoidance of doubt, with respect to the CPP Units offered and sold pursuant to the Concurrent Private Placement, the Agents shall have no obligation to make any inquiries, obtain any information or collect and retain any documents necessary under applicable Securities Laws to establish the eligibility of each purchaser of CPP Units pursuant to the Concurrent Private Placement.

Each LIFE Unit shall consist of one Common Share (as defined herein) (each, a “Unit Share”) and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant will entitle the holder thereof to acquire one Common Share (each, a “Warrant Share”) at a price of C$0.30 for a period of three years following the closing of the Offering. The Warrants shall be duly and validly created and issued pursuant to, and the exercise of the Warrants shall be governed by, the provisions of a warrant indenture (the “Warrant Indenture”), to be entered into effective on the date hereof between the Corporation and Computershare Trust Company of Canada, as warrant agent, in the form and on terms satisfactory to the Corporation and the Agents, acting reasonably. The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture. In case of any inconsistency between the description of the Warrants in this Agreement and the terms of the Warrants set forth in the Warrant Indenture, the provisions of the Warrant Indenture will govern.

The Agents have been granted an option (the “Agents’ Option”), exercisable in whole or in part by the Lead Agent, on behalf of the Agents, at any time for a period of up to 48 hours prior to the Closing Date (as defined herein), to purchase from the Corporation up to an additional 20,835,000 LIFE Units (the “Additional LIFE Units”). The purchase price for each Additional LIFE Unit shall be equal to the Issue Price. The Additional LIFE Units shall have attributes that are identical to the LIFE Units and references in this Agreement to the “LIFE Units” include the Additional LIFE Units. The offering of LIFE Units by the Corporation is referred to in this Agreement as the “Offering”, and for the avoidance of doubt, excludes the offering of CPP Units pursuant to the Concurrent Private Placement. The Unit Shares and Warrants comprising the LIFE Units sold pursuant to this Agreement, including for the avoidance of doubt the Unit Shares and Warrants comprising the Additional LIFE Units sold under the Agents’ Option, are collectively referred to as the “Offered Securities”. If the Lead Agent, on behalf of the Agents, elects to exercise the Agents’ Option, the Lead Agent shall notify the Corporation in writing, which notice shall specify the number of Additional LIFE Units to be sold under the Offering pursuant to the Agents’ Option.

The Corporation and the Agents understand and agree that all offers and sales of Offered Securities will be made to “U.S. Accredited Investors” (as defined herein) in reliance on the exemption from the registration requirements of the U.S. Securities Act (as defined herein) provided by Rule 506(b) of Regulation D (as defined herein), and in accordance with the provisions of Schedule A hereof, it being understood and agreed that, except as contemplated herein, such sales do not trigger: (i) any obligation to prepare and file a prospectus, offering memorandum, registration statement or similar disclosure documents in the United States; or (ii) any registration or other obligation on the part of the Corporation, including, but not limited to, any continuing obligation in that jurisdiction. Offers and sales within the United States shall be made through an Agent’s U.S. Affiliate (as defined in Schedule A hereto).

All LIFE Units (including the Unit Shares and Warrants comprising the LIFE Units and the Warrant Shares issuable upon exercise of the Warrants) offered and sold pursuant to the Offering shall be “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act) and shall bear legends under the U.S. Securities Act to such effect, and may be reoffered and resold only in transactions exempt from or not subject to the registration requirements or the U.S. Securities Act, or pursuant to an effective registration statement thereunder.

The Corporation agrees that the Agents shall be permitted to appoint, at their sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, as their agents, to assist in the Offering in the Selling Jurisdictions and that Haywood, on behalf of the Agents, may determine, and shall be solely responsible for, the remuneration payable to such other dealers appointed.

The Corporation shall be entitled to identify to the Agents certain investors, that are current insiders of the Corporation, as President’s List Purchasers (as defined herein), who may participate in the Offering for up to a maximum of 17,000,000 LIFE Units. The Corporation acknowledges and agrees that the Agents shall not be required to conduct a suitability review in respect of sales to the President’s List Purchasers, and that the Agents do not and will not have any liability whatsoever to the Corporation or to the President’s List Purchasers with respect to such sales and the Corporation shall indemnify and save harmless the Agents from any and all losses or expenses relating to sales to President’s List Purchasers.

In consideration of the Agents’ services rendered in connection with the Offering, subject to the paragraph below, the Corporation shall pay to the Agents a cash fee equal to: (i) 6.0% of the aggregate purchase price of Offered Securities sold under the Offering to Subscribers (as defined herein) (excluding proceeds derived from the sale of Offered Securities to any President’s List Purchasers); and (ii) 3.0% of the aggregate purchase price of Offered Securities sold under the Offering to President’s List Purchasers (collectively, the “Agents’ Fee”). In addition, the Corporation shall issue to the Agents such number of Compensation Options (as defined herein) as is equal to: (i) 6.0% of the aggregate number of LIFE Units issued under the Offering to Subscribers (excluding LIFE Units issued to any President’s List Purchasers); and (ii) 3.0% of the aggregate number of LIFE Units issued under the Offering to President’s List Purchasers.

The Agents’ Fee shall be payable at the Closing Time as provided for in Section 7, and the obligation of the Corporation to deliver the Compensation Options shall arise at the Closing Time.

The Corporation will also pay certain fees and expenses of the Agents (including fees and expenses of the Agents’ Counsel) plus applicable taxes in connection with the Offering, as provided for in Section 8.

Concurrent with the Offering, Ocean Partners Holdings Limited (“OP”) is expected to exercise a minimum of 29,411,765 existing common share purchase warrants held by OP (each, an “OP Warrant”), at an exercise price of C$0.17 per OP Warrant, for minimum gross proceeds to the Corporation of C$5,000,000 (the “Minimum OP Exercise”). The completion of the Offering is conditional upon the completion of the Minimum OP Exercise.

The Agents and the Corporation acknowledge that on January 23, 2026, the Corporation’s board of directors approved a reverse stock split of the Corporation’s Common Shares, par value US$0.000001 and preferred stock, par value US$0.000001 at a ratio of one-for-thirty-five (the “Reverse Stock Split”). All prices and amounts of securities referenced herein are presented on a pre-Reverse Stock Split basis.

1.	Definitions

In this Agreement:

(a)	“Action” has the meaning given to it in Section 11(a);

(b)	“Additional LIFE Units” has the meaning given to it above;

(c)	“affiliate”, “distribution”, “material change”, “material fact”, “misrepresentation”, and “subsidiary” have the respective meanings given to them in the Securities Act (Ontario);

(d)	“Agents” has the meaning given to it above;

(e)	“Agents’ Counsel” means Bennett Jones LLP;

(f)	“Agents’ Fee” has the meaning given to it above;

(g)	“Agents’ Option” has the meaning given to it above;

(h)	“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Agents by this letter, including the schedules attached to this letter and the Disclosure Letter, all as may be amended or supplemented from time to time;

(i)	“Applicable Securities Laws” means, unless the context otherwise requires, the Canadian Securities Laws and all applicable securities laws in each of the other Selling Jurisdictions, together with respective published national, multilateral and local policy statements, instruments, notices and blanket orders of the securities regulatory authorities in such jurisdictions;

(j)	“Business Day” means any day, other than a Saturday or Sunday on which banking institutions in Toronto, Ontario, Vancouver, British Columbia and the City of New York, United States are open for commercial banking business during normal banking hours;

(k)	“Canadian Jurisdictions” means each of the Selling Jurisdictions in Canada in which the Subscribers and the Agents are resident;

(l)	“Canadian Securities Commissions” means, collectively, the applicable securities commission or other securities regulatory authority in each of the Canadian Jurisdictions;

(m)	“Canadian Securities Laws” means the applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the securities regulatory authorities in each of the Canadian Jurisdictions;

(n)	“Closing” means the completion of the Offering pursuant to this Agreement and the LIFE Questionnaires;

(o)	“Closing Date” means March 5, 2026, or such other date as the Lead Agent and the Corporation may agree upon in writing;

(p)	“Closing Time” means 8:00 a.m. (Toronto time) or such other time on the Closing Date as the Lead Agent and the Corporation may agree;

(q)	“Common Share” means a share of common stock of the Corporation;

(r)	“Compensation Option Certificates” means the certificates issued to the Agents representing the Compensation Options;

(s)	“Compensation Option Shares” means the Common Shares issuable pursuant to the due exercise of the Compensation Options;

(t)	“Compensation Options” means the non-transferable Common Share purchase options of the Corporation, exercisable by the holder thereof to acquire one Compensation Option Share at an exercise price equal to the Issue Price for a period of 24 months following the Closing Date;

(u)	“Concurrent Private Placement” has the meaning given to it above;

(v)	“Corporation” has the meaning given to it above;

(w)	“Corporation’s Counsel” means Blakes, Cassels & Graydon LLP;

(x)	“CPP Units” has the meaning given to it above;

(y)	“Cut-back Shares” has the meaning given to it in Section 23(c);

(z)	“Disclosure Letter” means the disclosure letter dated the date hereof and signed by the Corporation and delivered to the Agents;

(aa)	“Documents” means, collectively:

(i)	the proxy statement of the Corporation dated August 27, 2025 with respect to the annual meeting of stockholders of the Corporation held on September 18, 2025;

(ii)	the audited consolidated financial statements of the Corporation as at December 31, 2024 and 2023, together with the notes to such financial statements, the report of the auditors of the Corporation on such financial statements and management’s discussion and analysis in respect of such financial statements (the “Annual Financial Statements”);

(iii)	the unaudited condensed interim consolidated financial statements of the Corporation with respect to the six and nine months ended September 30, 2025, together with the notes to such financial statements and the management’s discussion and analysis in respect of such financial statements (the “Interim Financial Statements”);

(iv)	the LIFE Offering Document (as defined herein);

(v)	all news releases released by the Corporation since January 1, 2025; and

(vi)	all material change reports filed by the Corporation since January 1, 2025;

(bb)	“Due Diligence Session Responses” means the written or oral responses of the Corporation, as given by any director or officer of the Corporation, at a Due Diligence Session;

(cc)	“Due Diligence Sessions” has the meaning given to it in Section 5(a);

(dd)	“Effectiveness Deadline” has the meaning given to it in Section 23(b);

(ee)	“Employment Laws” has the meaning given to it in Section 4(bb);

(ff)	“Environmental Laws” means any federal, provincial, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law, relating to health, safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials or Conditions;

(gg)	“Filing Deadline” has the meaning given to it in Section 23(a);

(hh)	“Financial Statements” means, together, the Annual Financial Statements and the Interim Financial Statements;

(ii)	“Governmental Authorities” means governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities:

(i)	having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(ii)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

(jj)	“Governmental Licences” has the meaning given to it in Section 4(z);

(kk)	“GST” has the meaning given to it in Section 8;

(ll)	“Hazardous Materials or Conditions” means any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any Environmental Laws;

(mm)	“Indemnified Party” and “Indemnified Parties” have the meaning given to it in Section 11(a);

(nn)	“Initial Registration Statement” has the meaning given to it in Section 23(a);

(oo)	“Issue Price” has the meaning given to it above;

(pp)	“Lead Agent” has the meaning given to it above;

(qq)	“Letter Agreement” means the letter agreement between the Corporation and the Lead Agent dated February 8, 2026, as amended on February 27, 2026;

(rr)	“Lien” means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

(ss)	“LIFE Exemption” means the listed issuer financing exemption from the prospectus requirements available under Part 5A of NI 45-106, as amended by Coordinated Blanket Order 45-935 – Exemptions from Certain Conditions of the Listed Issuer Financing Exemption;

(tt)	“LIFE Offering Document” means the amended and restated offering document of the Corporation dated February 13, 2026, amending and restating the offering document dated February 9, 2026, prepared by the Corporation and filed in accordance with the requirements of Form 45-106F19 – Listed Issuer Financing Document and the LIFE Exemption;

(uu)	“LIFE Questionnaires” means the questionnaires completed by each Subscriber in respect of such Subscriber’s subscription for LIFE Units, in the form agreed upon by Haywood, on behalf of the Agents, and the Corporation, and which shall include, for greater certainty, all schedules thereto;

(vv)	“LIFE Units” has the meaning given to it above;

(ww)	“Material Adverse Effect” means any result, fact, effect, change, event, development or occurrence that when taken together with all other results, facts, effects, changes, events, developments or occurrences has, or would reasonably likely to be, materially adverse to the results of operations, condition (financial or otherwise), assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Corporation and its subsidiary taken as a whole;

(xx)	“Material Agreements” means, collectively, the LIFE Questionnaires, the Warrant Indenture, Warrant Certificates, the Compensation Option Certificates, and this Agreement;

(yy)	“Material Project” means the Bunker Hill Mine located in Coeur D’Alene Mining District, in the cities of Kellogg and Wardner and in Shoshone County, Idaho, USA, which is comprised of and covers, inter alia, the Corporation’s and its subsidiary’s mining rights, properties and other assets;

(zz)	“Minimum OP Exercise” has the meaning given to it above;

(aaa)	“Money Laundering Laws” has the meaning given to it in Section 4(uu);

(bbb)	“NI 14-101” means National Instrument 14-101 – Definitions;

(ccc)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

(ddd)	“NI 45-102” means National Instrument 45-102 – Resale of Securities;

(eee)	“notice” has the meaning given to it in Section 20;

(fff)	“Offered Securities” has the meaning given to it above;

(ggg)	“Offering” has the meaning given to it above;

(hhh)	“OP” has the meaning given to it above;

(iii)	“OP Warrant” has the meaning given to it above;

(jjj)	“Personnel” has the meaning given to it in Section 11(a);

(kkk)	“President’s List Purchasers” means, collectively, certain purchasers of LIFE Units that are current insiders of the Corporation and whose names are set forth on a president’s list agreed to between the Corporation and the Lead Agent, on its own behalf and on behalf of the other Agent, as of the date hereof;

(lll)	“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the U.S. Securities Act, relating to the terms of the offering of any portion of the Registrable Securities;

(mmm)	“Public Record” means all information filed by or on behalf of the Corporation with the Canadian Securities Commissions via SEDAR+ in Canada since January 1, 2024, including without limitation, the Documents and any other information filed with any Canadian Securities Commission in compliance, or intended compliance, with any Canadian Securities Laws of the Canadian Jurisdictions;

(nnn)	“Registrable Securities” means the Unit Shares, the Warrant Shares and the Compensation Option Shares, as well as any securities issued or issuable with respect to such securities as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event;

(ooo)	“Registration Expenses” means all registration and filing fee expenses incurred by the Corporation in effecting any registration pursuant to Section 23 of this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, the Financial Industry Regulatory Authority (FINRA) or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Corporation and of all independent certified public accountants of the Corporation (including the expenses of any special audit and cold comfort letters required by or incident to such performance);

(ppp)	“Registration Period” has the meaning given to it in Section 23(b);

(qqq)	“Registration Statement” means any registration statement of the Corporation filed with, or to be filed with, the SEC under the U.S. Securities Act, that registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws;

(rrr)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(sss)	“Reporting Jurisdictions” has the meaning given to it in Section 4(rr);

(ttt)	“SEC” means the U.S. Securities and Exchange Commission;

(uuu)	“SEC Restrictions” has the meaning given to it in Section 23(c);

(vvv)	“Securities Commissions” means, unless the context otherwise requires, the Canadian Securities Commissions, the SEC and all other applicable securities commissions or similar regulatory authorities in the Selling Jurisdictions;

(www)	“SEDAR+” means the System for Electronic Data Analysis and Retrieval + maintained by the Canadian Securities Administrators;

(xxx)	“Selling Jurisdictions” means each of the provinces and territories of Canada (other than Québec), the United States and such other jurisdictions as the Agents and the Corporation may agree;

(yyy)	“Sprott Investor Rights Agreement” means the investor rights agreement dated June 5, 2025, between the Corporation and an affiliate of Sprott Private Resource Streaming & Royalty Corp.;

(zzz)	“Subscriber” means, for the purposes of this Agreement, the person who executes a LIFE Questionnaire or, if such person executes a LIFE Questionnaire as a duly authorized agent of one or more principals, the principal or principals of such person;

(aaaa)	“Suspension Event” has the meaning given to it in Section 23(d);

(bbbb)	“Teck Investor Rights Agreement” means the investor rights agreement dated June 5, 2025, between the Corporation and Teck Resources Limited;

(cccc)	“TSXV” means the TSX Venture Exchange;

(dddd)	“Unit Share” has the meaning given to it above;

(eeee)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ffff)	“U.S. Accredited Investor” means an “accredited investor” meeting one or more of the criteria in Rule 501(a) of Regulation D;

(gggg)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(hhhh)	“U.S. GAAP” means the generally accepted principles adopted by the SEC in effect from time to time, and applied on a consistent basis;

(iiii)	“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

(jjjj)	“Warrant” has the meaning given to it above;

(kkkk)	“Warrant Certificate” means a physical warrant certificate or advise under a direct registration system issued pursuant to the Warrant Indenture evidencing the Warrants;

(llll)	“Warrant Indenture” has the meaning given to it above; and

(mmmm)	“Warrant Share” has the meaning given to it above.

2.	Covenants of the Agents

Each of the Agents hereby severally, and not jointly, nor jointly and severally, represents, warrants, covenants and agrees with the Corporation and acknowledges that the Corporation is relying upon such representations, warranties and covenants, that:

(a)	it will not (i) provide to prospective purchasers of the LIFE Units any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Applicable Securities Laws, other than the LIFE Offering Document; (ii) directly or indirectly solicit subscriptions for Offered Securities, trade in Offered Securities or otherwise do any act in furtherance of a trade of Offered Securities outside of the Selling Jurisdictions, provided that the Agent may so solicit, trade or act within such jurisdictions only if such solicitation, trade or act is in compliance with Applicable Securities Laws in such jurisdiction and does not, except to the extent contemplated herein, (A) obligate the Corporation to take any action to qualify any of its securities or any trade of any of its securities, including the filing of a prospectus, registration statement or similar document in such jurisdiction, (B) obligate the Corporation to establish or maintain any office or director or officer in such jurisdiction, or (C) subject the Corporation to any ongoing continuous disclosure obligation or other reporting requirement in such jurisdiction;

(b)	in respect of the offer and sale of the Offered Securities, it will conduct its activities in connection with the Offering and comply with all Applicable Securities Laws and the provisions of this Agreement and the LIFE Questionnaires;

(c)	it is duly registered pursuant to the provisions of the Applicable Securities Laws, and is duly registered or licensed as an investment dealer in those jurisdictions in which it is required to be so registered in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, the Agent will act only through members of a selling group who are so registered or licensed;

(d)	it shall not make any representation or warranty with respect to the Offered Securities in connection with the Offering, other than as set forth in this Agreement or the LIFE Questionnaires; and

(e)	it will not advertise the proposed sale of the Offered Securities in printed media of general and regular paid circulation, radio or television nor provide or make available to prospective purchasers of Offered Securities any document or material which would constitute an offering memorandum as defined in Canadian Securities Laws.

The parties to this Agreement acknowledge that the Offered Securities have not been registered under the U.S. Securities Act or any U.S. state securities laws and may not be offered or sold in the United States except that the LIFE Units, Unit Shares and Warrants may be offered and sold in the United States in transactions that are exempt from the registration requirements of the U.S. Securities Act in accordance with Rule 506(b) or Regulation D and exemptions under the applicable laws of any U.S. state. Accordingly, the Corporation and the Agents hereby agree that offers and sales of the LIFE Units, Unit Shares and Warrants shall be conducted only in the manner specified in Schedule A, which terms and conditions are hereby incorporated by reference in and shall form a part of this Agreement.

3.	Delivery of LIFE Questionnaires

The Lead Agent agrees to obtain from each Subscriber completed LIFE Questionnaires (including the execution of applicable schedules to such LIFE Questionnaires) and will use commercially reasonable efforts to deliver such LIFE Questionnaires (including applicable schedules) to the Corporation at least two Business Days prior to the Closing Date. In addition, the Lead Agent agrees to obtain from each Subscriber such forms and other documents as may be required by the Securities Commissions and provided by the Corporation to the Lead Agent for delivery under this Agreement.

The Corporation may not reject any properly completed LIFE Questionnaire unless the number of Offered Securities subscribed for pursuant to the LIFE Questionnaires and tendered by the Lead Agent exceeds the maximum number of Offered Securities to be sold under this Agreement or unless the distribution cannot be completed in accordance with Applicable Securities Laws.

4.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agents, and acknowledges that the Agents are relying upon such representations and warranties, that:

(a)	since September 29, 2025, the Corporation has been and is in compliance with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSXV; no confidential material change report has been filed by the Corporation under Canadian Securities Laws that remains confidential at the date of this Agreement; the Corporation has not completed a “significant acquisition”, which would require the Corporation to file a business acquisition report under Canadian Securities Laws; all of the material contracts and agreements of the Corporation and its subsidiary not made in the ordinary course of business, if required under the Canadian Securities Laws, have been filed with the Canadian Securities Commissions;

(b)	other than as disclosed in the Public Record, since the date of the most recent audited balance sheet (i) there has been no material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its subsidiary, taken as a whole, (ii) there have been no transactions entered into by the Corporation or its subsidiary which are material with respect to the Corporation and its subsidiary, taken as a whole, other than those in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Corporation on any class of its shares;

(c)	the Corporation and its subsidiary have been duly incorporated and organized and are validly subsisting under the laws of their respective jurisdictions of incorporation and are properly registered or licensed to carry on business under the laws of all jurisdictions in which their respective businesses are carried on, except where the failure to be so registered or licensed would not have a Material Adverse Effect;

(d)	the Corporation has the requisite corporate power, authority and capacity to enter into the Material Agreements and to perform its obligations under the Material Agreements and the Corporation has the requisite corporate power, authority and capacity to own, lease and operate its property and assets and to carry on its business as currently carried on or as proposed to be carried on;

(e)	the Corporation has an authorized share capital consisting of 3,500,000,000 Common Shares with a par value of US$0.000001 per Common Share and 10,000,000 shares of preferred stock with a par value of US$0.000001 per share of preferred stock, of which 1,436,906,338 Common Shares and no shares of preferred stock are issued and outstanding as of the date immediately prior to the date of this Agreement. Other than as disclosed in the Public Record, pursuant to the Concurrent Private Placement or in connection with the Teck Investor Rights Agreement, no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation of any unissued shares of the Corporation, other than stock options, restricted stock units and deferred share units issued in the ordinary course. The Corporation has received waiver and/or confirmation in writing from the counterparty to the Teck Investor Rights Agreement that they will not exercise any pre-emptive right, participation rights, or any equivalent right in connection with this Offering;

(f)	all of the issued and outstanding securities of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable shares of the Corporation, and none of the outstanding securities of the Corporation were issued in violation of the pre-emptive or similar rights of any securityholder of the Corporation;

(g)	except as disclosed in the Public Record or Schedule 4(g) of the Disclosure Letter the Corporation is the beneficial owner and holder of record of all of the issued and outstanding shares in the capital of its subsidiary, with good and valid title to all such shares, free and clear of all Liens and encumbrances;

(h)	the Corporation has full corporate power and authority to issue the Offered Securities, the Compensation Options and the Compensation Option Shares;

(i)	the Offered Securities and the Compensation Options at the Closing Time, the Warrant Shares issuable upon the exercise of the Warrants in accordance with their terms at the time of issue of the Warrant Shares, and the Compensation Option Shares issuable upon the exercise of the Compensation Options in accordance with the terms of the Compensation Option Certificates at the time of issue of the Compensation Option Shares, shall be duly authorized and upon receipt of payment, validly issued, and with respect to the Unit Shares, Warrant Shares, and Compensation Option Shares, shall be fully paid and non-assessable Common Shares and the provisions of the Unit Shares, Warrant Shares and Compensation Option Shares conform in all material respects with their descriptions in this Agreement and the LIFE Questionnaires;

(j)	the Unit Shares, Warrant Shares and Compensation Option Shares are conditionally listed for trading on the TSXV, subject to the satisfaction of customary conditions required by the TSXV;

(k)	at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares shall be allocated and reserved for issuance upon due exercise of the Warrants in accordance with their terms;

(l)	at all times prior to the expiry of the Compensation Options, a sufficient number of Compensation Option Shares shall be allocated and reserved for issuance upon due exercise of the Compensation Options in accordance with the terms of the Compensation Option Certificates;

(m)	the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, the Material Agreements and the performance of any of the transactions contemplated by the Material Agreements by the Corporation, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws or any term or provision of the articles, by-laws or resolutions of the directors or stockholders of the Corporation, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

(n)	the Material Agreements and the performance of the Corporation’s obligations under the Material Agreements (including the valid issuance, creation, sale and delivery, as applicable, of the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares) have been duly authorized by all necessary corporate action and the Material Agreements have been duly executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium or similar laws affecting the rights of creditors generally and, with respect to this Agreement, by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law;

(o)	the LIFE Offering Document has been duly approved and authorized by all necessary corporate action of the Corporation and has been executed and filed by the Corporation in accordance with the LIFE Exemption, and each of the execution (other than the LIFE Questionnaires) and delivery of the Offering Documents, the transactions contemplated herein and therein, and the performance of the Corporation’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Corporation and upon the execution (other than the LIFE Questionnaires) and delivery by the Corporation thereof, will be, in each case, a legal, valid and binding obligation of, and be enforceable against, the Corporation in accordance with its terms;

(p)	no approval, authorization, consent or other order of, and no filing, registration or recording with any Governmental Authority or other person is required of the Corporation in connection with the execution and delivery of, or with the performance by the Corporation of, its obligations under the Material Agreements (including the issuance, creation, sale and delivery, as applicable, of the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares), except as required by Applicable Securities Laws with regard to the distribution of the Offered Securities in the Selling Jurisdictions, including the filing of a material change report with the Canadian Securities Commissions, the filing of a report of exempt distribution with the Canadian Securities Commissions, the filing of a Current Report on Form 8-K, and such other filings as are required to be made under applicable provincial or state securities laws;

(q)	the Corporation is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would have a Material Adverse Effect;

(r)	the Financial Statements have been prepared in conformity with U.S. GAAP in effect from time to time applied on a consistent basis throughout the periods involved, contain no misrepresentations and present fairly in all material respects the financial position, results of operations and cash flows of the Corporation on a consolidated basis as at the respective dates of such Financial Statements;

(s)	the Corporation maintains a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and maintains a system of disclosure controls and procedures that is designed to provide reasonable assurances that information required to be disclosed by the Corporation under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified under Applicable Securities Laws and to ensure that information required to be disclosed by the Corporation under Applicable Securities Laws is accumulated and communicated to the Corporation’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure;

(t)	no director or officer, former director or officer, or stockholder or employee of, or any other person not dealing at arm’s length with, the Corporation or its subsidiary will continue after the Closing to be engaged in any material transaction or arrangement with or to be a party to a material contract with, or has any indebtedness, liability or obligation to, the Corporation or its subsidiary, except as disclosed in the Documents or for employment or consulting arrangements with employees or consultants or those serving as a director or officer of the Corporation or its subsidiary as described in the Documents;

(u)	neither the Corporation nor its subsidiary has incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding except (i) as disclosed or contemplated in the Documents, or (ii) as incurred in the ordinary course of business by the Corporation or its subsidiary, as the case may be;

(v)	except as disclosed in the Public Record or Schedule 4(v) of the Disclosure Letter, there is no litigation or governmental or other proceeding or investigation at law or in equity before any Governmental Authority, domestic or foreign, in progress, pending or, to the Corporation’s knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, properties or business of, the Corporation, nor are there any matters under discussion with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority and to the Corporation’s knowledge there are no facts or circumstances which would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments;

(w)	MNP LLP, Chartered Professional Accountants, is independent with respect to the Corporation within the meaning of the rules of professional conduct applicable to auditors in Ontario and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) with such firm or any other prior auditor of the Corporation or its subsidiary;

(x)	except as disclosed in the Public Record or Schedule 4(x) of the Disclosure Letter, all tax returns required to be filed by the Corporation and its subsidiary on or prior to the date of this Agreement have been filed and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due have been paid and neither the Corporation nor its subsidiary is a party to any agreement, waiver or arrangement with any taxing authority which relates to any extension of time with respect to the filing of any tax returns, any payment of taxes or any assessment of taxes; there is no tax deficiency which has been asserted against the Corporation or its subsidiary and all material tax liabilities are adequately provided for in accordance with U.S. GAAP within the Financial Statements of the Corporation for all periods up to date of latest audited balance sheet; there are no assessments or investigations in progress, pending or, to the knowledge of the Corporation, threatened against the Corporation in respect of taxes; there are no Liens for taxes upon the assets of the Corporation;

(y)	each of the Corporation and its subsidiary has conducted and are conducting their business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which they carry on business and neither the Corporation nor its subsidiary has received any notice of any alleged violation of any such laws, rules and regulations;

(z)	each of the Corporation and its subsidiary possess such permits, licences, approvals, consents and other authorizations issued by Governmental Authorities (collectively, “Governmental Licences”) necessary to conduct the business as currently operated by them and all such Governmental Licences are valid and existing and in good standing; each of the Corporation and its subsidiary is in compliance with the terms and conditions of all such Governmental Licences in all material respects;

(aa)	to the Corporation’s knowledge, (i) neither the Corporation nor its subsidiary is in violation of any Environmental Laws, (ii) the Corporation and its subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements in all material respects, and (iii) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or its subsidiary, and there are no facts or circumstances which would reasonably be expected to form the basis for any such administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings;

(bb)	to the Corporation’s knowledge, (i) each of the Corporation and its subsidiary is in compliance, in all material respects, with the provisions of all applicable federal, provincial, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours (collectively, “Employment Laws”), (ii) no collective labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation, threatened and no individual labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation, threatened with any employee of the Corporation or its subsidiary and, to the knowledge of the Corporation, none has occurred during the past year, and (iii) no union has been accredited or otherwise designated to represent any employees of the Corporation or any of its subsidiary and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation or its subsidiary and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s or its subsidiary’s facilities and none is currently being negotiated by the Corporation or its subsidiary;

(cc)	except as disclosed in the Public Record or Section 4(cc) of the Disclosure Letter, no existing supplier, manufacturer or contractor of the Corporation has indicated that it intends to terminate its relationship with the Corporation or that it will be unable to meet the Corporation’s supply, manufacturing or contracting requirements;

(dd)	neither the Corporation nor its subsidiary is in default or breach, in any material respect, of any real property lease, and neither the Corporation nor its subsidiary has received any notice or other communication from the owner or manager of any real property leased by the Corporation or its subsidiary that the Corporation or its subsidiary is not in compliance with any real property lease, and to the knowledge of the Corporation, no such notice or other communication is pending or has been threatened;

(ee)	the Corporation maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets and all such policies of insurance will at the Closing continue to be in full force and effect; and neither the Corporation nor its subsidiary is in default as to the payment of premiums or otherwise, under the terms of any such policy;

(ff)	except as disclosed in the Public Record or Schedule 4(ff) of the Disclosure Letter, each of the Corporation and its subsidiary has good and marketable title to all of its assets and property and no person has any contract or any right or privilege capable of becoming a right to purchase any personal property from the Corporation or its subsidiary;

(gg)	except as disclosed in the Public Record or Schedule 4(gg) of the Disclosure Letter, the Corporation does not have any loans or other indebtedness outstanding which have been made to or from any of its stockholders, officers, directors or employees or any other person not dealing at arm’s length with the Corporation that are currently outstanding;

(hh)	except as disclosed in the Public Record or Schedule 4(hh) of the Disclosure Letter, no officer, director, employee or any other person not dealing at arm’s length with the Corporation or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the Corporation’s properties or assets or any revenue or rights attributed to the Corporation’s properties or assets;

(ii)	to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation held by it;

(jj)	except as disclosed in the Public Record or Schedule 4(jj) of the Disclosure Letter, neither of the Corporation nor its subsidiary has outstanding any debentures, notes, mortgages, or other indebtedness that is material to the Corporation and its subsidiary taken as a whole;

(kk)	the Corporation or its subsidiary holds freehold title, mining leases, mining claims, mining concessions or other conventional proprietary interests or rights recognized in the jurisdiction in which each material mining property described in the Documents is located, in respect of the ore bodies and minerals in such mining properties under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Corporation or its subsidiary, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto. In addition, the Corporation or its subsidiary has all necessary surface rights, access rights and water rights, and all other presently required rights and interests granting the Corporation or its subsidiary, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from each material mining property described in the Documents, with only such exceptions as are described in the Documents or Schedule 4(kk) of the Disclosure Letter. Each of the aforementioned interests and rights is currently in good standing;

(ll)	the minute books and corporate records of the Corporation and its subsidiary made available to Agents’ Counsel in connection with the Agents’ due diligence investigations are the original minute books and records or true and complete copies of the original minute books and contain copies of all or substantially all proceedings of the stockholders, the boards of directors and all committees of the boards of directors of each of such entities that have been minuted or resolved and there have been no other meetings, resolutions or proceedings of the stockholders, boards of directors or any committee thereof to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records, other than those which are not material in the context of such entities, as applicable;

(mm)	to the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order requiring trading in any of the Corporation’s securities to cease or preventing the distribution of the Offered Securities in any Selling Jurisdiction that is currently persisting, nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

(nn)	Computershare Investor Services Inc., at its principal office in the City of Vancouver, has been duly appointed as registrar and transfer agent for the Common Shares;

(oo)	other than as contemplated by this Agreement or as set forth in Schedule 4(oo) of the Disclosure Letter, there is no person acting at the request of the Corporation who is entitled to any brokerage, agency or other fiscal advisory fee in connection with the sale of the Offered Securities;

(pp)	except for the Teck Investor Rights Agreement and the Sprott Investor Rights Agreement, there are no stockholders’ agreements, voting agreements, investors’ rights agreements or other agreements in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation or its subsidiary or the operations or affairs of the Corporation or its subsidiary, and the Unit Shares and the Warrant Shares and Compensation Option Shares, when issued and delivered against payment therefor as contemplated in the Material Agreements, will be free of any restriction on voting pursuant to the Corporation’s constating documents or any agreement or any other instrument to which the Corporation is a party;

(qq)	the representations and warranties of the Corporation in the LIFE Questionnaires are, or will be at the Closing Time, true and correct in all material respects (except those representations and warranties which are qualified by materiality which shall be true and correct in all respects);

(rr)	the Corporation is a reporting issuer in British Columbia, Alberta and Ontario (the “Reporting Jurisdictions”) not in default of any requirement under Canadian Securities Laws;

(ss)	the information and statements set forth in the Public Record were true, correct and complete in all material respects and did not contain any misrepresentation as of the date of such information or statements;

(tt)	none of the Corporation, its subsidiary, or to the knowledge of the Corporation, any director, officer, employee, consultant, representative or agent of the Corporation or its subsidiary, has (i) violated any anti-bribery or anti-corruption laws applicable to the Corporation or its subsidiary, including but not limited to the Foreign Corrupt Practices Act of 1977 (United States) and the Corruption of Foreign Public Officials Act (Canada), or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (x) to any government official, whether directly or through any other person, for the purpose of influencing any act or decision of a government official in his or her official capacity; inducing a government official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a government official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Corporation in obtaining or retaining business for or with, or directing business to, any person; or (y) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Corporation nor its subsidiary has and, to the knowledge of the Corporation no director, officer, employee, consultant, representative or agent of foregoing, has (i) conducted or initiated any review, audit, or internal investigation that concluded the Corporation or its subsidiary, or any director, officer, employee, consultant, representative or agent of the Corporation or its subsidiary violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging noncompliance with any such laws;

(uu)	the operations of the Corporation and its subsidiary are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court of Governmental Authority or any arbitrator or non-Governmental Authority involving the Corporation or its subsidiary with respect to the Money Laundering Laws is to the knowledge of the Corporation pending or threatened;

(vv)	there are no claims or actions with respect to indigenous rights currently outstanding, or to the knowledge of the Corporation, threatened or pending, with respect to the Material Project. No land entitlement claims have been asserted and no legal actions relating to indigenous issues have been instituted with respect to the Material Project, and no dispute in respect of the Material Project or any of the material mineral projects of the Corporation with any local or indigenous group or other interest group exists or, to the knowledge of the Corporation, is threatened or imminent;

(ww)	the Corporation acknowledges that the Agents provide no representations, warranties or covenants with respect to: (i) the Offering; or (ii) any agreement or information provided by the Corporation to any Subscriber, whether express or implied or under any prior agreement or statement, other than the representations, warranties and covenants provided herein and in the LIFE Questionnaires and the Corporation hereby releases the Agents from any claims that may arise in respect of any such agreement or information given or statements made by the Corporation;

(xx)	the Corporation makes no representation or warranty regarding any financial, operating or production projections, budgets or forward-looking information, except that such information has been prepared in good faith based on assumptions believed to be reasonable at the time made; and

(yy)	Offering Matters

(i)	there are no material facts (as such term is defined under Canadian Securities Laws) regarding the Offered Securities that have not been disclosed in the LIFE Offering Document or in any other document filed by the Corporation under securities legislation in a jurisdiction of Canada in the 12 months preceding the date of the LIFE Offering Document;

(ii)	at all relevant times, the LIFE Offering Document or any other document filed by the Corporation under securities legislation in a jurisdiction of Canada in the 12 months preceding the date of the LIFE Offering Document does not contain a misrepresentation and will contain disclosure of all material facts relating to the Offered Shares being distributed pursuant to the Offering;

(iii)	no material change has occurred in respect of the Corporation since February 9, 2026, being the date of the news release announcing the Offering (the “Prescribed News Release”);

(iv)	the Corporation issued and filed the Prescribed News Release in respect of the Offering on February 9, 2026, and such Prescribed News Release includes the following statement: “There is an Offering Document related to the Offering that can be accessed under the Corporation’s profile on SEDAR+ at www.sedarplus.ca and on the Corporation’s website at www.bunkerhillmining.com. Prospective investors should read this Offering Document before making an investment decision concerning the Offered Shares”;

(v)	the Corporation has posted the LIFE Offering Document on its website;

(vi)	the Corporation has been a reporting issuer for at least 12 months prior to February 9, 2026, being the date of the Prescribed News Release announcing the Offering, and is not noted as being in default in any of British Columbia, Alberta or Ontario;

(vii)	the Corporation has filed all periodic and timely disclosure documents required under Canadian Securities Laws, and under orders and/or undertakings issued by or made to any Canadian securities regulatory authority;

(viii)	the Corporation has a class of equity securities listed for trading on a recognized stock exchange in Canada;

(ix)	the Corporation is eligible to offer for sale and issue Offered Shares with a total dollar value of up to C$28,752,300 in accordance with the LIFE Exemption;

(x)	the use of proceeds to be received by the Corporation from the Offered Shares will not be allocated to an acquisition that is a significant acquisition under NI 51-102, a restructuring transaction (as defined in NI 51-102) or any other transaction for which shareholder approval is required;

(xi)	the Corporation reasonably believes that it will have available funds to meet its business objectives and liquidity requirements for a period of 12 months following the Closing Date;

(xii)	the maximum gross proceeds that may be raised under the Offering, together with any funds raised using the LIFE Exemption during the 12 months immediately preceding the date of the Prescribed News Release, will not exceed the greater of (a) C$25,000,000, and (b) 20% of the aggregate market value of the Corporation’s listed securities on the date of the Prescribed News Release, to a maximum of C$50,000,000, and the Corporation is not otherwise raising funds under the LIFE Exemption other than in connection with the Offering;

(xiii)	the Corporation has not raised any funds under the LIFE Exemption in the 12 months immediately preceding the date of the Prescribed News Release;

(xiv)	the Offered Securities, combined with all other prior offerings relying on the LIFE Exemption during the 12 month period immediately preceding the date of the Prescribed News Release, will not result in an increase of more than 50% of the Corporation’s outstanding equity securities as of February 9, 2026;

(xv)	the Offering will not result in the creation of a new “control person” (as defined in Applicable Securities Laws); and

(xvi)	the Offering will not result in a person or company acquiring beneficial ownership of, or exercising control or direction over, such number of the Corporation’s Common Shares that would result in such person or company being entitled to elect a majority of the directors of the Corporation.

It is further agreed by the Corporation that all representations, warranties and covenants contained in this Agreement made by the Corporation to the Agents shall also be deemed to be made for the benefit of Subscribers as if the Subscribers were also parties to this Agreement (it being agreed that the Agents are acting for and on behalf of the Subscribers for this purpose).

5.	Covenants of the Corporation

The Corporation covenants with the Agents that:

(a)	prior to the Closing Time, the Corporation shall allow the Agents the opportunity to conduct required due diligence and to obtain, acting reasonably, satisfactory results from such due diligence and in particular, the Corporation shall allow the Agents and Agents’ Counsel to conduct all due diligence which the Agents may reasonably require in order to confirm the Documents and the Public Record are accurate, complete and current in all material respects and to fulfill the Agents’ obligations as a registrant and, in this regard, without limiting the scope of the due diligence inquiries that the Agents may conduct, the Corporation shall make available its senior management, directors and auditors to participate in one or more due diligence sessions (the “Due Diligence Sessions”) to answer in person any questions that the Agents may have, the first such Due Diligence Session to be held prior to the Closing Date;

(b)	if any of the facts or information underlying or supporting the statement provided in the Corporation’s Due Diligence Session Responses have changed, the Corporation shall provide the Lead Agent with prompt notice of the particulars of any such changes;

(c)	the Corporation will comply with all the obligations to be performed by it, and all of its covenants and agreements, under and pursuant to the Material Agreements;

(d)	during the period commencing on the date of this Agreement and ending at the Closing Time, it will promptly provide to the Agents, for review by the Agents and Agents’ Counsel, prior to filing or issuance of the same, any proposed public disclosure document, including without limitation, any financial statements of the Corporation, report to stockholders, information or proxy circular or any news release or material change report and any news release issued by the Corporation concerning the Offered Securities; provided that failure to provide draft routine filings not relating to the Offering shall not constitute a breach if promptly provided upon request;

(e)	during the period commencing as of the date of this Agreement and ending as of the Closing Time any news release issued by the Corporation concerning the Offered Securities is to include the following or substantially similar legend: “NOT FOR DISTRIBUTION TO UNITED STATES NEWSWIRE SERVICES OR FOR DISSEMINATION IN THE UNITED STATES,” or shall comply with the requirements of Rule 135c under the U.S. Securities Act;

(f)	during the period commencing on the date of this Agreement and ending at the Closing Time, promptly notify the Agents in writing of any of the representations or warranties made by the Corporation in this Agreement being no longer true and correct;

(g)	during the period commencing on the date of this Agreement and ending on the Closing Time, the Corporation will promptly inform the Agents of the full particulars of any material change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, capital or condition (financial or otherwise) of the Corporation or its properties or assets; provided, however, that if the Corporation is uncertain as to whether a material change, occurrence or event of the nature referred to in this Section 5(g) has occurred, the Corporation shall promptly inform the Lead Agents of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Lead Agents as to whether the occurrence is of such a nature;

(h)	for a period of two years following the Closing Date, use commercially reasonable efforts to maintain its status as a “reporting issuer” or the equivalent not in default in each of the Reporting Jurisdictions, provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be a “reporting issuer” so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada and/or the United States, or cash, or the holders of Common Shares have approved the transaction in accordance with the requirements of applicable corporate and Securities Laws;

(i)	for a period of two years following the Closing Date, use commercially reasonable efforts to maintain its listing on the TSXV, or on such other recognized stock exchange provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be so listed so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada and/or the United States, or cash, or the holders of Common Shares have approved the transaction in accordance with the requirements of applicable corporate and Securities Laws;

(j)	during the period commencing on the date of this Agreement and ending at the Closing Time, the Corporation will promptly inform the Agents of the receipt by the Corporation of (i) any communication of a material nature from any Securities Commission or similar regulatory authority, any stock exchange or any other Governmental Authority relating to the Corporation or the distribution of the Offered Securities, and (ii) the issuance by any Securities Commission or similar regulatory authority, any stock exchange or any other Governmental Authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose;

(k)	the Corporation will promptly, and in any event within any applicable time limitation, comply to the reasonable satisfaction of the Agents and Agents’ Counsel with Applicable Securities Laws of the Selling Jurisdictions in which it is a reporting issuer with respect to any material change, occurrence or event of the nature referred to in Sections 5(f) and 5(g);

(l)	the Corporation will use the net proceeds from the Offering for the purposes described in the LIFE Offering Document under the heading “Use of Available Funds”;

(m)	as soon as reasonably possible, and in any event by the Closing Date, the Corporation shall take all such steps as may reasonably be necessary to enable the Offered Securities to be offered for sale and sold on a private placement basis to Subscribers in the Selling Jurisdictions through the Agents or any other investment dealers or brokers registered in any of the Selling Jurisdictions by way of the exemptions set forth in Applicable Securities Laws of each of the Selling Jurisdictions;

(n)	the Corporation shall use its commercially reasonable efforts to obtain any necessary regulatory approvals from the TSXV in connection with the sale of the Offered Securities hereunder, including the conditional approval for the Offering by the TSXV necessary for the consummation of the transactions contemplated herein on such conditions as are acceptable to the Agents and the Corporation, each acting reasonably;

(o)	the Corporation shall cause the Unit Shares and Warrant Shares to, upon issuance, be duly issued as fully paid and non-assessable Common Shares (subject to receipt of the applicable purchase price therefore), and shall cause the Offered Securities to have the attributes corresponding in all material respects to the description thereof set forth in this Agreement, the Warrant Indenture and the LIFE Questionnaires;

(p)	the Corporation shall ensure that the Compensation Options shall be duly and validly created, authorized and issued and shall have the attributes corresponding to the description thereof set forth in this Agreement and the Compensation Option Certificates;

(q)	the Corporation shall ensure that at all times prior to the expiry of the Compensation Options, sufficient Compensation Option Shares are allotted and reserved for issuance upon the due and proper exercise of the Compensation Options. The Compensation Option Shares, upon issuance in accordance with the terms of the Compensation Option Certificates, and when paid for, shall be duly issued as fully paid and non-assessable Common Shares and shall have the attributes corresponding to the description thereof set forth in this Agreement and the Compensation Option Certificates;

(r)	the Corporation shall not take any action so as to require the filing of a prospectus with respect to the Offering; and

(s)	each of the directors and officers of the Corporation who are directors and officers effective as of the Closing Date shall have entered into lock-up agreements in a form satisfactory to the Corporation and the Lead Agent, each acting reasonably, pursuant to which the director and/or officer agrees that such director and/or officer shall not, directly or indirectly, without the prior written consent of the Lead Agent, such consent not to be unreasonably withheld, delayed or conditioned, sell, offer to sell, grant any option, warrant or other right for the sale of, or otherwise lend, transfer, assign or dispose of (including without limitation by making any short sale, engaging in any hedging, monetization or derivative transaction or entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or other securities of the Corporation or securities convertible into, exchangeable for, or otherwise exercisable into Common Shares or other securities of the Corporation, whether or not cash settled) any Common Shares or other securities of the Corporation, or any securities convertible into, exchangeable for, or otherwise exercisable into Common Shares or other securities of the Corporation, whether now owned directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership, or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing, other than in accordance with certain permitted transfers or transactions as further described in the lock-up agreements, for a period of 120 days following Closing.

6.	Conditions to the Subscribers’ Obligation to Purchase

The obligations of the Agents under this Agreement and the obligations of the Subscribers under the LIFE Questionnaires shall be conditional upon the Agents receiving, and the Agents shall have the right on behalf of Subscribers for Offered Securities to withdraw all LIFE Questionnaires delivered and not previously withdrawn by Subscribers unless the Agents receive, on the Closing Date:

(a)	a favourable legal opinion dated the Closing Date from Corporation’s Counsel, in form and substance satisfactory to the Lead Agent, acting reasonably, together with corresponding opinions (where relevant) of local counsel to the Corporation in relation to the laws of the Selling Jurisdictions in Canada and the United States in which the Offered Securities are sold and on which Corporation’s Counsel is not qualified to express opinions (which includes, for greater certainty, an opinion of the Corporation’s U.S. counsel, addressed to the Agents, in form and substance reasonably satisfactory to the Lead Agent, to the effect that no registration is required under the U.S. Securities Act, in connection with the offer and sale of the LIFE Units), which opinions shall be given with respect to the following matters:

(i)	as to the validity and good standing of the Corporation under the laws of Nevada, and as to the Corporation having the requisite corporate power and capacity to carry on its business as presently carried on and to own its properties and assets;

(ii)	as to the validity and good standing of the subsidiary under the laws of Idaho, and as to the subsidiary having the requisite corporate power and capacity to carry on its business as presently carried on and to own its properties and assets;

(iii)	the Corporation is a “reporting issuer” not included on the list of issuers in default in the provinces of British Columbia, Alberta, and Ontario;

(iv)	as to the authorized and issued capital of the Corporation and its subsidiary and with respect to the subsidiary, the ownership thereof;

(v)	as to the corporate power and authority of the Corporation to execute, deliver and perform its obligations under the Material Agreements and to issue the Unit Shares, Warrants, Compensation Options, Warrant Shares and Compensation Option Shares;

(vi)	each of the Material Agreements have been duly authorized, executed and delivered by the Corporation and constitute a valid and legally binding obligation of the Corporation enforceable against it in accordance with their respective terms, subject to customary bankruptcy and equitable principles qualifications;

(vii)	the execution and delivery of the Material Agreements and the performance by the Corporation of its obligations hereunder and thereunder, and the sale or issuance of the Unit Shares, Warrants, Compensation Options, Warrant Shares and Compensation Option Shares do not violate any provision of the Articles of Incorporation or Bylaws, or any provision of any applicable federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature;

(viii)	the Unit Shares upon receipt of the Corporation of payment in full therefor, have been duly authorized, and validly issued as fully paid and non-assessable Common Shares;

(ix)	the Warrants, upon receipt of the Corporation of payment in full therefor, have been duly and validly created, authorized and issued;

(x)	the Warrant Shares have been authorized and allotted for issuance and, upon the due exercise of the Warrants and in accordance with the provisions of the Warrant Indenture or Warrant Certificate (as applicable), and, when issued and delivered by the Corporation pursuant to the Warrant Indenture or Warrant Certificate (as applicable) against payment of the consideration set forth therein, will be validly issued as fully paid and non-assessable Common Shares;

(xi)	the Compensation Options upon receipt of the Corporation of payment in full therefor, have been duly and validly created, authorized and issued;

(xii)	the Compensation Option Shares have been authorized and allotted for issuance and, upon the due exercise of the Compensation Options and in accordance with the provisions of the Compensation Option Certificates, the Compensation Option Shares will be validly issued as fully paid and non-assessable Common Shares;

(xiii)	no prospectus is required nor are any other documents, proceedings or approvals, permits, consents or authorizations of regulatory authorities required to be filed, taken or obtained (other than those which have been filed, taken or obtained) under Applicable Securities Laws to permit the issuance of (A) the Unit Shares and Warrants comprising the LIFE Units; (B) the Warrant Shares issuable upon exercise of the Warrants, provided that, in the case of the Warrant Shares, the Warrants are exercised in accordance with the terms of the Warrant Indenture or Warrant Certificate (as applicable); (C) the Compensation Options; and (D) the Compensation Option Shares issuable upon exercise of the Compensation Options, provided that, in the case of the Compensation Option Shares, the Compensation Options are exercised in accordance with the terms of the Compensation Option Certificate;

(xiv)	The first trade by an Agent of the Compensation Options and the Compensation Option Shares will be, as applicable, a distribution subject to the prospectus requirements of the Canadian Securities Laws unless:

(A)	at the time of such trade, the Corporation is and has been a “reporting issuer” (within the meaning of Applicable Securities Laws) in a “jurisdiction of Canada” (as defined in National Instrument 14-101 – Definitions (“NI 14-101”)) for the four months immediately preceding the trade;

(B)	at the time of such trade, at least four months have elapsed from the “distribution date” (as defined in section 1.1 of NI 45-102) of the LIFE Units;

(C)	the certificates representing the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, and the Compensation Option Shares were issued within four months from the “distribution date”, the certificates representing the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, and the Compensation Option Shares, as applicable, are endorsed with the legend required by subsection 2.5(2)3(i) of NI 45-102 (as applicable), or, if the circumstances in subsection 2.5(2)3.1 of NI 45-102 apply, the purchaser received written notice containing the legend restriction notation set out in subsection 2.5(2)3(i) of NI 45-102;

(D)	the trade is not a “control distribution” (as defined in section 1.1 of NI 45-102);

(E)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade (within the meaning of Canadian Securities Laws);

(F)	no extraordinary commission or consideration is paid to a person or company in respect of the trade (within the meaning of Canadian Securities Laws); and

(G)	if the selling security holder is an “insider” or “officer” of the Corporation (within the meaning of Canadian Securities Laws), such selling security holder has no reasonable grounds to believe that the Corporation is in default of “securities legislation” (as defined in NI 14-101);

(xv)	no prospectus or other document is required to be filed, no proceeding is required to be taken and no approval, permit, consent or authorization of regulatory authorities is required to be obtained by the Corporation under Canadian Securities Laws in the Selling Jurisdictions in connection with the first trade of the Unit Shares, Warrants and Warrant Shares by the holders thereof provided that:

(A)	at the time of such trade, the Corporation is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding such trade;

(B)	the trade is not a “control distribution” (as such term is defined in NI 45-102);

(C)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of such trade;

(D)	no extraordinary commission or consideration is paid to a person or corporation in respect of such trade; and

(E)	if the selling security holder is an “insider” or “officer” of the Corporation (within the meaning of Canadian Securities Laws), such selling security holder has no reasonable grounds to believe that the Corporation is in default of “securities legislation” (as defined in NI 14-101);

(xvi)	Computershare Investor Services Inc. has been duly appointed as the transfer agent and registrar for the Common Shares and Computershare Trust Company of Canada has been duly appointed by the Corporation as the warrant agent under the Warrant Indenture.

(b)	a favourable title opinion (in customary form) dated the Closing Date from the Corporation’s Idaho counsel regarding the Material Project, in form and substance satisfactory to the Lead Agent, acting reasonably;

(c)	a certificate of the Corporation dated the Closing Date, addressed to the Agents and signed on the Corporation’s behalf by its Chief Executive Officer or such other officer or director of the Corporation satisfactory to the Lead Agent, acting reasonably, with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement and the incumbency and specimen signatures of signing officers of the Corporation and such other matters as the Lead Agent may reasonably request;

(d)	a certificate of the Corporation dated the Closing Date, addressed to the Agents and signed on the Corporation’s behalf by its Chief Executive Officer or such other officer or director of the Corporation satisfactory to the Lead Agent, acting reasonably, certifying that:

(i)	the Corporation has complied with and satisfied all terms and conditions of this Agreement and the LIFE Questionnaires on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)	the representations and warranties of the Corporation contained in this Agreement are true and correct at the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(iii)	the Due Diligence Session Responses provided by the Corporation at the Due Diligence Session are true and correct and would not be different in any material respect if the Due Diligence Session were held immediately prior to the Closing Time;

(iv)	the Corporation has taken all necessary corporate action and has made and/or obtained on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of this Agreement and the LIFE Questionnaires, the offering and sale of the Offered Securities, the distribution of the Compensation Options, and the consummation of the other transactions contemplated by this Agreement (subject to completion of filings with certain regulatory authorities following the Closing Date);

(v)	no order, ruling or determination having the effect of suspending the sale or cease trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer of the Corporation, contemplated or threatened under any Applicable Securities Laws or by any other regulatory authority; and

(vi)	evidence that the Minimum OP Exercise has been completed;

(e)	evidence that the issuance of the Unit Shares, Warrants, Compensation Options, Warrant Shares and Compensation Option Shares and the listing of the Unit Shares, Warrant Shares and Compensation Option Shares have been conditionally accepted by the TSXV;

(f)	the LIFE Questionnaires, the Warrant Indenture and the Warrant Certificates (if any), in the form and substance satisfactory to the Agents and Agents’ Counsel, acting reasonably, duly executed and delivered by the Corporation and in respect of the Warrant Indenture and Warrant Certificates, countersigned and/or authenticated by Computershare Trust Company of Canada, as warrant agent, as applicable;

(g)	executed Compensation Option Certificates, in the form and substance satisfactory to the Agents and Agents’ counsel, acting reasonably;

(h)	executed lock-up agreements from each director and executive officer of the Corporation in favour of the Agents in a form satisfactory to the Lead Agent as required pursuant to Section 5(s) of this Agreement; and

(i)	the Lead Agent being satisfied, in its sole discretion, with the results of its due diligence review.

The foregoing conditions contained in this Section 6(a), (b), (c) and (d) are for the sole benefit of the Agents and may be waived in whole or in part by the Lead Agent, on its own behalf and on behalf of the other Agents, at any time and without limitation. If any of the foregoing conditions have not been met at each Closing Time, the Agents may terminate their obligations under this Agreement without prejudice to any other remedies they may have and the Agents shall have the right on behalf of the Subscribers to withdraw all LIFE Questionnaires delivered and not previously withdrawn by Subscribers.

7.	Deliveries and Agents’ Fee

The sale of the Offered Securities shall be completed electronically at the offices of Corporation’s Counsel in Vancouver, British Columbia at the Closing Time, or at such other place as the Corporation and the Lead Agent may agree, each acting reasonably; provided that if the Corporation has not been able to comply with any of the covenants or conditions set out herein required to be complied with by the Closing Time or such other date and time as may be mutually agreed to, the respective obligations of the parties will terminate without further liability or obligation except for payment of the expenses of the Agents in accordance with Section 8 and indemnity and contribution in accordance with Section 11. At the Closing Time, the Corporation shall deliver to the Agents:

(a)	the opinions, certificates and agreements referred to in Section 6 and all other documents required to be provided by the Corporation to the Agents pursuant to this Agreement and the LIFE Questionnaires;

(b)	physical certificates or direct registration statements representing the Unit Shares and the Warrants, in such name or names as the Lead Agent, on its own behalf and on behalf of the other Agents, may direct the Corporation in writing not less than 24 hours prior to the Closing Time;

(c)	the Corporation’s receipt for payment by the Agents of an amount equal to the aggregate purchase price for the Offered Securities sold pursuant to the Offering, less an amount equal to the Agents’ Fee and the costs and expenses of the Agents provided for in Section 8;

(d)	the Compensation Option Certificates; and

(e)	such further documentation as may be contemplated by this Agreement or as Agents’ Counsel or the applicable regulatory authorities may reasonably require;

against:

(f)	all duly completed LIFE Questionnaires tendered by the Subscribers for the Offered Securities being issued and sold and, where applicable, all completed forms, schedules and certificates contemplated by the LIFE Questionnaires;

(g)	a wire transfer of immediately available funds in an amount equal to the aggregate purchase price for the Offered Securities sold pursuant to the Offering, less an amount equal to the Agents’ Fee and the costs and expenses of the Agents provided for in Section 8; and

(h)	the Agents’ receipt for the Agents’ Fee and the Compensation Option Certificates.

8.	Expenses

Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the issue, sale and delivery of the Offered Securities and all expenses of or incidental to all other matters in connection with the Offering shall be borne by the Corporation, including, without limitation, all fees and disbursements of all legal counsel to the Corporation (including U.S., foreign and local counsel), all fees and disbursements of the Corporation’s accountants and auditors, all expenses related to road shows and marketing activities, all printing costs incurred in connection with the Offering, including certificates, if any, representing the Offered Securities, all filing fees, all fees and expenses relating to listing the Offered Securities on any exchanges, all fees and expenses of the Corporation’s road show consultants, all transfer agent and warrant agent fees and expenses, all reasonable out-of-pocket expenses of the Agents incurred in connection with the offering of the Offered Securities, including without limitation the fees and disbursements of Agents’ Counsel, up to a maximum of C$100,000, exclusive of taxes, disbursements and U.S. counsel, and any advertising, printing, courier, telecommunications, data search, presentation, travel and other expenses incurred by the Agents, together with all related taxes (including, without limitation, provincial sales taxes and GST (as defined herein)).

For the avoidance of doubt, the services provided by the Agents in connection with this Agreement will not be subject to the Goods and Services Tax or Harmonized Sales Tax (“GST”) provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that GST provided for in the Excise Tax Act (Canada) is exigible on the Agents’ Fee, the Corporation agrees to pay the amount of GST forthwith upon the request of the Lead Agent.

9.	Restriction on Offerings

During the period beginning on February 8, 2026 and ending on the date which is 120 days following the Closing Date, the Corporation will not, directly or indirectly, without the prior written consent of the Lead Agent, such consent not to be unreasonably withheld or delayed, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing (or agree to or announce any intention to do any of the foregoing) any additional Common Shares, or any warrants, options or other securities convertible into or exchangeable for Common Shares, other than issuances pursuant to (i) the exercise of the Warrants, Compensation Options and the Agents’ Option; (ii) existing director or employee stock options, bonus or purchase plans or similar share or equity-linked compensation arrangements outstanding as of the date hereof as detailed in the Corporation’s most recently filed management discussion and analysis; (iii) under director or employee stock options, bonuses or similar share compensation arrangements granted subsequently in accordance with regulatory approval; (iv) upon the exercise of convertible securities, warrants or options outstanding prior to the date hereof, (v) pursuant to previously scheduled property payments and/or other corporate acquisitions in the normal course of business, from February 8, 2026 and continuing; (vi) upon the payment of interest under any convertible securities, loan agreements or other debt instruments; (vii) in connection with any acquisition by the Corporation or any subsidiary; or (viii) pursuant to the Concurrent Private Placement.

10.	Rights of Termination

(a)	The Agents (or any one of them) shall be entitled to terminate and cancel their (or its) obligations hereunder by written notice to that effect given to the Corporation on or before Closing if at any time prior to the Closing:

(i)	Proceedings. Any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened or any order is issued by any Governmental Authority, including, without limitation, the TSXV, or otherwise in respect of the Corporation or any of its directors or officers (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Agents); or there is any change of law, or the interpretation or administration thereof; or any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Corporation is made by a Governmental Authority and that order is still in effect, which in the reasonable opinion of the Agents operates to prevent or restrict the trading in the Common Shares (including the Unit Shares and the Warrant Shares) or the distribution of the Offered Securities or which, in the reasonable opinion of any one Agent, acting in good faith, could be expected to have a Material Adverse Effect on the market price or value of the Offered Securities.

(ii)	Material Adverse Change Out. There shall be any material change in the assets, business, affairs, financial condition, results of operations, capital, or prospects of the Corporation or the subsidiary on a consolidated basis, or there should be discovered any previously undisclosed material fact or circumstance or there should occur a change in any material fact relating to the Corporation and/or the subsidiary, which in any case, in the sole opinion of such Agent, acting reasonably, has or would be expected to have a Material Adverse Effect on the market price or value of any of the securities of the Corporation, including the Offered Securities.

(iii)	Disaster Out. There should develop, occur or come into effect or existence any event, action, state, or condition or any action, law or regulation, inquiry, including, without limitation, accident, pandemic, any outbreak or escalation of war, hostilities or terrorism (including but not limited to any material escalation of the ongoing Israeli-Hamas conflict and/or of the Russian Federation’s invasion of Ukraine after the date hereof), natural disaster, public protest or major financial, political or economic occurrence of national or international consequence, or any action, government, law, regulation, inquiry or other occurrence of any nature, which, in the reasonable opinion of the Agents (or any one of them), seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation or marketability of the LIFE Units.

(iv)	Breach. The Corporation is in breach of any material term, condition or covenant of this Agreement, any of the representations or warranties given by the Corporation in this Agreement is false or becomes false, the Minimum OP Exercise does not occur, or the purchase and sale of the LIFE Units does not close under the Offering.

(v)	Mutual Agreement. Both the Lead Agent and the Corporation mutually agree to terminate this Agreement.

(b)	The rights of termination contained in this Section 10 (other than Section 10(a)(v)) may be exercised by any one Agent and are in addition to any other rights or remedies such Agent may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of such terminating Agent to the Corporation or on the part of the Corporation to such Agent, except in respect of any liability which may have arisen prior to or arise after such termination under Sections 8, 11, 12 and 13.

11.	Indemnity

(a)	The Corporation hereby agrees to indemnify and hold harmless the Agents, each of the associates and affiliates of the Agents and each of the officers, directors, employees, shareholders, partners, advisors and agents of the Agents and of each of the associates and affiliates of the Agents (such officers, directors, employees, shareholders, partners, advisors and agents are hereinafter collectively referred to as the “Personnel” and the Agents, the associates and affiliates of the Agents and the Personnel are collectively referred to as the “Indemnified Persons” and individually as an “Indemnified Person”) from and against any and all expenses, costs, losses, claims, actions, payments, damages and liabilities (including the aggregate amount paid in settlement of any litigation, action, suit, proceeding, claim or investigation (each an “Action”) and the reasonable fees and expenses of counsel that may be incurred in respect of receiving advice in connection with, or in investigating, defending or settling, any Action) of whatsoever nature or kind, joint or several, to which any Indemnified Person may become subject or otherwise involved in any capacity under statute or common law or otherwise by reason of, in connection with, or insofar as such expense, cost, loss, claim, action, payment, damage or liability is caused by, results from, arises out of or is based upon, directly or indirectly, the engagement of the Agents hereunder, the provision of services by the Agents hereunder or otherwise in connection with any matter referred to in, or related to, this Agreement; provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall have determined that:

(i)	the Indemnified Person has been grossly negligent or dishonest, has been guilty of willful misconduct or has committed a fraudulent act in the course of rendering such services or has materially breached this Agreement; and

(ii)	the expense, cost, loss, claim, action, payment, damage or liability in respect of which indemnification is claimed was directly caused or occasioned by the gross negligence, dishonesty, willful misconduct, fraud or material breach referred to in clause (i) above.

(b)	If for any reason (other than the occurrence of any of the events referred to in clause (i) above), the foregoing indemnification is unavailable to an Indemnified Person or, while available, is insufficient to hold such Indemnified Person harmless, then the Corporation shall contribute to the amount paid or payable by such Indemnified Person as a result of such expense, cost, loss, claim, action, payment, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Person on the other hand but also the relative degrees of fault of the Corporation and the Indemnified Person, as well as any other relevant equitable considerations, provided that in any event the Corporation shall contribute to the amount paid or payable by the Indemnified Person as a result of such expense, cost, loss, claim, action, payment, damage or liability any excess of such amount over the amount of the fees actually received by the Indemnified Person from the Corporation hereunder. Subject to the exceptions outlined in (i) and (ii) above, the Corporation hereby agrees that no Indemnified Person shall have any liability to the Corporation or any associate or affiliate thereof or to any of the officers, directors, holders of securities or creditors of the Corporation or of any associate or affiliate thereof in respect of any Action and hereby waives any right to contribution which the Corporation may have against any Indemnified Person from the Corporation. The Corporation hereby waives any right which the Corporation may have of first requiring any Indemnified Person to proceed or enforce any right, power, remedy or security or to claim payment from any other person before claiming under the indemnity provided under this Section 11.

(c)	In case any Action is brought against an Indemnified Person or an Indemnified Person has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Person will give the Corporation prompt written notice of any such Action of which the Indemnified Person has knowledge and the Corporation will undertake the investigation and defense thereof on behalf of the Indemnified Person, including the prompt employment of counsel acceptable to the Indemnified Persons affected and the payment of all expenses. The omission to so notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to any Indemnified Person hereunder provided that any such delay in or failure to give notice as herein required does not materially prejudice the defense of the Action and does not result in any material increase in the liability which the Corporation would otherwise have under the indemnity contained herein had the Indemnified Person not so delayed in giving, or failing to give, the notice herein required.

(d)	No admission of liability nor settlement, compromise or termination of any Action shall be made without the Corporation’s consent and the consent of the Indemnified Persons affected, such consents not to be unreasonably withheld. Notwithstanding that the Corporation will undertake the investigation and defense of any Action, an Indemnified Person will have the right to employ separate counsel with respect to any Action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Person unless:

(i)	the payment of such expenses has been authorized in writing by the Corporation;

(ii)	the Corporation has not assumed the defense of the Action within a reasonable period of time after receiving notice of the Action;

(iii)	the named parties to any such Action include both the Corporation and the Indemnified Person and the Indemnified Person shall have been advised by counsel to the Indemnified Person in writing that there is a conflict of interest between the Corporation and the Indemnified Person; or

(iv)	there are one or more defenses available to the Indemnified Person which are different from or in addition to those available to the Corporation;

in which case such fees and expenses of such counsel to the Indemnified Person will be for the Corporation’s account. The rights accorded to the Indemnified Persons hereunder shall be in addition to any rights an Indemnified Person may have at common law or otherwise.

(e)	The Corporation hereby acknowledges that the Lead Agent acts as trustee for all of the other Indemnified Persons of the covenants and obligations of the Corporation contained in this Section 11 with respect to such Indemnified Persons and the Lead Agent hereby accepts such trust and agrees to hold such covenants and obligations on behalf of itself and the other Indemnified Persons.

(f)	The indemnity and contribution obligations of the Corporation contained herein shall be in addition to, and not in substitution for, any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to all Indemnified Persons and shall be binding upon and enure to the benefit of the respective successors and assigns of the Corporation and of each of the Indemnified Persons, as the case may be.

(g)	The indemnity provided in this Section 11 shall not be limited to or otherwise affected by any other indemnity obtained from any other person in respect of any matter specified in this Agreement and shall continue in full force and effect until all possible liability arising out of the transactions contemplated by this Agreement has been extinguished by operation of law, provided, however, that no Indemnified Person shall be entitled to “double recovery” in respect of any Action.

12.	Syndicate Allocations

The sale of the LIFE Units in connection with the Offering shall be as to the following percentages:

Agent	Syndicate Position
Haywood Securities Inc.	60.0%
Roth Canada, Inc.	20.0%
BMO Capital Markets	10.0%
Canaccord Genuity Corp.	10.0%

13.	Action by Agents

All steps which must or may be taken by the Agents in connection with this Agreement, with the exception of the matters relating to termination contemplated by Section 10 or matters relating to indemnity and contribution contemplated by Section 11, may be taken by the Lead Agent, on behalf of the Agents, and the execution and delivery of this Agreement by the Corporation and the Agents shall constitute the Corporation’s authority for accepting any notice, request, direction, certificate, consent or other communication from the Lead Agent and for delivering the LIFE Units to, or to the order of, the Lead Agent. The Lead Agent agrees to consult with the other Agent with respect to all material matters. The rights and obligations of the Agents under this Agreement shall be several and not joint nor joint and several.

14.	Advertisements

The Corporation acknowledges that the Agents shall have the right, subject always to Section 2(e), to place such advertisement or advertisements relating to the Offering contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law, including Applicable Securities Laws. The Corporation and the Agents each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in any of the provinces and territories of Canada or the United States in which the LIFE Units shall be offered or sold not being available.

15.	Survival of Representations and Warranties

The indemnities, agreements, representations, warranties and other statements of the Corporation, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results of any investigation) made by or on behalf of the Agents and shall survive delivery of and payment for the Offered Securities and the subsequent disposition of the Offered Securities by the Agents or the termination of the Agents’ obligations under this Agreement for a period of three years following the Closing Date, other than the representations and warranties relating to any tax matters which shall survive until the 90th day following the date upon which the liability to which any such tax matter may relate is barred by all applicable laws. The agreements, representations, warranties and other statements of the Agents as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results of any investigation) made by or on behalf of the Agents and shall survive in full force and effect for the benefit of the Corporation for a period of three years following the Closing Date.

16.	Entire Agreement

This Agreement constitutes the only agreement between the parties with respect to the Offering and shall supersede any and all prior negotiations and understandings, including, without limitation, the Letter Agreement; provided, however, that notwithstanding anything to the contrary contained therein, Section 22(iii) and Section 24 of the Letter Agreement shall survive the execution of this Agreement. This Agreement may be amended or modified in any respect by written instrument only.

17.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

18.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

20.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Bunker Hill Mining Corp.

300 - 1055 West Hastings Street

Vancouver, British Columbia V6E 2E9

Attention:	Sam Ash, Chief Executive Officer and Director
Email:	[***]

In case of any notice to the Corporation, with a copy to:

Blakes, Cassels & Graydon LLP

1133 Melville Street

Suite 3500, The Stack

Vancouver, British Columbia V6E 4E5

Attention:	Jamie Kariya
Email:	[***]

If to the Agents, addressed and sent to the Lead Agent:

Haywood Securities Inc.

181 Bay Street, Suite 2910

Toronto, Ontario M5J 2T3

Attention:	Ryan Matthiesen, Managing Director
Email:	[***]

In case of any notice to the Agents, with a copy to:

Bennett Jones LLP

100 King Street West, Suite 3400

Toronto, Ontario M5X 1A4

Attention:	Andrew Disipio
Email:	[***]

or to such other address as any of the parties to this Agreement may designate by giving notice to the others in accordance with this Section 20. Each notice shall be personally delivered to the addressee or sent by email to the addressee. A notice which is personally delivered or delivered by email shall, if delivered prior to 5:00 p.m. (Toronto time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered.

21.	Agents as Trustee

The Corporation acknowledges and agrees that it is the intention of the parties to this Agreement and the Corporation hereby constitutes the Agents as trustees for each of the Subscribers in respect of each of the covenants, agreements and representations and warranties of the Corporation contained in this Agreement and the Agents shall be entitled, as trustee, in addition to any rights of the Subscribers, to enforce such covenants, agreements and representations and warranties on behalf of the Subscribers.

22.	No Fiduciary Duty

The Corporation acknowledges and agrees that: (i) the purchase and sale of the LIFE Units pursuant to this Agreement, including the determination of the subscription price of the LIFE Units and any related discounts and commissions, is an arm’s length commercial transaction between the Corporation, on the one hand, and the Agents, on the other hand; (ii) in connection with the Offering contemplated hereby and the process leading to such transaction, the Agents are and have been acting solely as principals and are not the agents or fiduciaries of the Corporation or its shareholders, creditors, employees or any other party; (iii) the Agents have not assumed and will not assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Corporation on other matters) and the Agents do not have any obligations to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

23.	Registration Statement

(a)	The Corporation shall, as promptly as reasonably practicable and in any event no later than five Business Days after the Closing Date (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities. Before filing the Registration Statement, the Corporation shall furnish to the Agents and to Agents’ Counsel a copy of the Registration Statement. The Agents and Agents’ Counsel shall be afforded a reasonable opportunity to review solely those portions of the Registration Statement and Prospectus that relate to the plan of distribution and selling securityholder information concerning the Subscribers, and the Corporation shall consider in good faith any reasonable comments thereto. Such Registration Statement also shall cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Common Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Corporation shall use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as are reasonably proposed by the Agents or Agents’ Counsel.

(b)	The Corporation shall use commercially reasonable efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date but no later than the earlier of (i) the 60th calendar day following the initial filing date of the Initial Registration Statement if the Corporation is notified by the SEC that the Initial Registration Statement will be “reviewed” and (ii) the fifth Business Day after the date the Corporation is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Corporation shall notify the Agents by e-mail as promptly as practicable after the Registration Statement or any amendment thereto is declared effective or any Prospectus supplement is filed or the Registration Statement or Prospectus is otherwise supplemented. The Corporation shall use commercially reasonable efforts to keep a Registration Statement continuously effective pursuant to Rule 415 promulgated under the U.S. Securities Act and available for the resale of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (A) the date on which the Subscribers shall have resold all the Registrable Securities covered thereby; and (B) the date on which all Registrable Securities may be resold by the Subscribers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Corporation to be in compliance with the current public information requirement under Rule 144 under the U.S. Securities Act or any other rule of similar effect (as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Corporation’s transfer agent or registrar) (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the Corporation may suspend the use of the Registration Statement and Prospectus for up to 60 days in any 12-month period (and not more than 30 consecutive days) if the board of directors of the Corporation determines in good faith that continued use would (1) require disclosure of material non-public information that would be materially detrimental to the Corporation or (2) materially interfere with a pending material transaction.

(c)	If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the U.S. Securities Act (provided, however, the Corporation shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities), the Corporation shall (i) promptly, and in any event, no later than one Business Day after the Corporation becomes aware of the foregoing, notify the Agents and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that, despite the Corporation’s commercially reasonable efforts and compliance with the terms of this Section 23(c), the SEC refuses to alter its position, the Corporation shall (A) remove from such Registration Statement such portion of the Registrable Securities (the “Cut-back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Corporation’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Any Cut-back Shares pursuant to this Section 23(c) shall be allocated among the Subscribers on a pro rata basis, unless the SEC Restrictions otherwise require or provide.

(d)	The Corporation shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Corporation shall advise the Agents promptly, and in any event, within one Business Day, and shall confirm such advice in writing, in each case: (A) of the Corporation’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to any Registration Statement or Prospectus or for any additional information; (B) of the Corporation’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or of the Corporation’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (C) of the Corporation becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the U.S. Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the U.S. Securities Act or any other law. The Corporation shall not be required to disclose to the Agents the substance of the specific reasons of any of the events set forth in each of clauses (A) to (C) of the immediately preceding sentence, (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority issues any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Corporation shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest practicable time. The Corporation shall furnish to the Agents, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Corporation or its representatives relating to any Registration Statement, Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (C) above, the Corporation will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under the Registration Statement may resume; provided, however, that if the Corporation has a bona fide business purpose for not making such information public, the Corporation may suspend the use of the Registration Statement, Prospectus and Prospectus supplement for up to 60 days in any 12-month period (and not more than 30 consecutive days).

(e)	The Corporation shall prepare and file with the SEC any amendments, post-effective amendments or supplements to any Registration Statement or Prospectus, as applicable (i) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the U.S. Securities Act and the U.S. Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby, or (ii) in the reasonable opinion of the Corporation and the Agents, as may be necessary or advisable in connection with any sale or other disposition of Registrable Securities by the Subscribers. The Corporation shall not file any amendment or supplement to any Registration Statement or Prospectus, other than documents incorporated by reference, the Registrable Securities or the transactions contemplated hereby, unless the Agents and Agents’ Counsel shall have been afforded a reasonable opportunity to review solely those portions of the Registration Statement and Prospectus that relate to the plan of distribution and selling securityholder information concerning the Subscribers, and the Corporation shall have considered in good faith any reasonable comments thereto.

(f)	The Corporation shall register or qualify the Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Agents; provided, however, that the Corporation shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 23(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 23(f), (iii) file a general consent to service of process in any such jurisdiction, or (iv) file a prospectus or registration statement (or the equivalent) in such jurisdiction.

(g)	All Registration Expenses incurred in connection with registrations pursuant to this Section 23 shall be borne by the Corporation.

(h)	Following the earliest of (i) the effective date of any Registration Statement filed with the SEC registering the resale of the Registrable Securities, (ii) the date that any Registrable Security may be resold without the requirement for adequate current public information about the Corporation to be available under Rule 144 promulgated under the U.S. Securities Act, and (iii) the date that any Registrable Security is eligible to be sold or transferred pursuant to Rule 144 or another exemption from registration under the U.S. Securities Act that permits the recipient of such Registrable Security to hold such Registrable Security not subject to restrictions on transfer, the Corporation shall promptly cause its transfer agent and registrar to remove any stop transfer restrictions, legends and other equivalent measures with respect to such Registrable Security and shall deliver, or cause its counsel to deliver, to the transfer agent or registrar any legal opinion or certificate that the transfer agent or registrar shall request or require in connection with the removal of such restrictions, legends or other equivalent measures.

24.	Successors and Assigns

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation, the Agents and the Subscribers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the LIFE Questionnaires, this Agreement shall not be assignable by any party without the written consent of the others.

25.	Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement

26.	Knowledge

For the purposes of this agreement, with respect to any matter, the phrase “knowledge of the Corporation” shall mean (i) the actual knowledge of Richard Williams, Executive Chairman, Sam Ash, Chief Executive Officer and Director, and Gerbrand van Heerden, Chief Financial Officer and Corporate Secretary, and (ii) all information which ought to have been known by any such individual after making due and careful inquiry of the directors, officers and employees of and consultants to the Corporation concerning the matter in question.

27.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts shall together constitute one and the same agreement.

[Remainder of page intentionally left blank]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agents.

Yours very truly,

HAYWOOD SECURITIES INC.

By:	/s/ Ryan Matthiesen
Name:	Ryan Matthiesen
Title:	Managing Director, Investment Banking

ROTH CANADA INC.

By:	/s/ Michael Tait
Name:	Michael Tait
Title:	Managing Director, Co-Head of Investment Banking

BMO NESBITT BURNS INC.

By:	/a/ Haroon Chaudhry
Name:	Haroon Chaudhry
Title:	Director, Investment Banking

CANACCORD GENUITY CORP.

By:	/s/ Matthew Reimer
Name:	Matthew Reimer
Title:	Director

[Signature Page to the Agency Agreement]

Accepted and agreed to effective as of the date of this Agreement.

BUNKER HILL MINING CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	Chief Executive Officer and Director

[Signature Page to the Agency Agreement]

Schedule A

UNITED STATES TERMS AND CONDITIONS FOR OFFERS AND SALES

As used in this Schedule and related exhibits, the following terms shall have the meanings indicated:

(a)	“Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D;

(b)	“Domestic Issuer” means “domestic issuer” as that term is defined in Rule 902(e) of Regulation S;

(c)	“General Solicitation or General Advertising” means “general solicitation or general advertising”, as used in Rule 502(c) of Regulation D under the U.S. Securities Act, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, on the internet or similar media or broadcast over radio or television or on the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(d)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(e)	“SEC” means the United States Securities and Exchange Commission;

(f)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

(g)	“U.S. Affiliate” of any Agent means the U.S. registered broker-dealer affiliate of such Agent.

All other capitalized terms used but not otherwise defined in this Schedule shall have the meanings assigned to them in the Agency Agreement to which this Schedule is attached.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, acknowledges, covenants and agrees with the Agents that:

1.	The Corporation is a Domestic Issuer.

2.	The Corporation is not, and after giving effect to the offering contemplated hereby and the application of the proceeds, will not be, registered or required to be registered as an “investment company” (as such term is defined under the Investment Company Act of 1940, as amended), under such Act.

3.	The Corporation acknowledges that the Offered Securities have not been registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 506(b) of Regulation D and exemptions under applicable state securities laws. Except with respect to sales of Offered Securities solicited by the Agents or, with respect to offers and sales in the United States, by the Agents through a U.S. Affiliate, to U.S. Accredited Investors, solicited by the Agents or, with respect to offers and sales in the United States, through the U.S. Affiliate, and except with respect to offers and sales made to President’s List Purchasers, in each case in reliance upon the exemption from registration under the U.S. Securities Act provided by Rule 506(b) of Regulation D and exemptions from applicable state securities laws, neither the Corporation nor any of its affiliates, nor any person acting on any their behalf (other than the Agents, their U.S. Affiliates, or any members of the selling group formed by them, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement), has made or will make any offer to sell, or any solicitation of an offer to buy, any Offered Securities.

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4.	Neither the Corporation nor any of its affiliates, nor any person acting on any of their behalf (other than the Agents, their U.S. Affiliates, or any members of the selling group formed by them, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement), has taken or will take any action that would cause the exemption afforded by Rule 506(b) of Regulation D to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement.

5.	Neither the Corporation nor any person acting on behalf of the Corporation has, within six months prior to the commencement of the Offering, sold, offered for sale or solicited any offer to buy any of the Corporation’s securities of the same or similar class as any of the securities comprising the Offered Securities, and will not do so for a period of six months following the completion of this Offering, including, without limitation, in connection with the Concurrent Private Placement, the issuance of Common Shares upon the exercise of the OP Warrant and offers and sales to President’s List Purchasers, in a manner that would be integrated with the offer and sale of the Offered Securities and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Offered Securities.

6.	During the period in which the Offered Securities are offered for sale, none of the Corporation or any person acting on its behalf (other than the Agents, their affiliates (including their U.S. Affiliates) or any person acting on its or their behalf (including any selling group member, if any), in respect of which no representation, warranty or covenant is made) has engaged or will engage in any form of General Solicitation or General Advertising with respect to offers and sales of the Offered Securities (including, without limitation, offers and sales of Offered Securities to President’s List Purchasers), with respect to the Concurrent Private Placement, or with respect to the issuance of Common Shares upon the exercise of the OP Warrant, or in any conduct involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

7.	Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

8.	None of the Corporation, its affiliates or any person on any of their behalf (other than the Agents, their U.S. Affiliates, or any members of the selling group formed by them, as to whom the Corporation makes no representation, warranty, acknowledgement, covenant or agreement) has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with the offering of Offered Securities contemplated hereby.

9.	None of the Corporation, its subsidiary, or to the knowledge of the Corporation, any member, officer, agent, employee or affiliate of the Corporation or any of its affiliates is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and the Corporation will not directly or indirectly use the proceeds hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

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10.	With respect to the Offered Securities, none of the Corporation, any of its predecessors, any affiliated issuer that is issuing Offered Securities in this Offering, any director, executive officer or other officer of the Corporation participating in the Offering, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Corporation in any capacity at the time of sale of the Offered Securities (but excluding the Agents, as to whom no representation, warranty, covenant or agreement is made) (each, a “Corporation Covered Person” and, collectively, the “Corporation Covered Persons”) is subject to a Disqualification Event. The Corporation has exercised reasonable care to determine whether any Corporation Covered Person is subject to a Disqualification Event. The Corporation is not aware of any person (other than any Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers in connection with the sale of any Offered Securities pursuant to Rule 506(b) of Regulation D.

Representations, Warranties and Covenants of the Agents

Each Agent represents, warrants and covenants to and with the Corporation that:

1.	It acknowledges that the Offered Securities have not been registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. It has not offered for sale by the Corporation, and will not offer for sale by the Corporation, any Offered Securities except to U.S. Accredited Investors, in transactions that are exempt from the registration requirements under the U.S. Securities Act pursuant to Rule 506(b) of Regulation D and exemptions under applicable state blue sky laws, as provided below.

2.	It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its U.S. Affiliate, any selling group members or with the prior written consent of the Corporation. It shall require its U.S. Affiliate and each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its reasonable best efforts to ensure that its U.S. Affiliate and each selling group member complies with, the provisions of this Schedule applicable to the Agent as if such provisions applied directly to its U.S. Affiliate and such selling group member.

3.	It has not and will not engage in any form of General Solicitation or General Advertising and it has not taken and will not take any action involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer or sale of the Offered Securities.

4.	Other than offers of Offered Securities to President’s List Purchasers, all offers of Offered Securities for sale by the Corporation shall be solicited and arranged by the Agent or, with respect to offers and sales in the United States, through its U.S. Affiliate, which on the dates of such offers and subsequent sales by the Corporation was and will be duly registered as a broker-dealer under the U.S. Exchange Act and under all applicable state securities laws (unless exempted therefrom) and a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. in accordance with all applicable United States federal and state securities (including broker-dealer) laws. The U.S. Affiliate will arrange for all offers made by it of Offered Securities for sale by the Corporation in the United States in compliance with all applicable United States federal and state broker-dealer requirements and this Schedule.

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5.	Prior to making any offer of Offered Securities, the Corporation or the Agent and, with respect to offers made in the United States, its U.S. Affiliate, reasonably believed that each offeree was a U.S. Accredited Investor and had a substantive pre-existing relationship with each such offeree. At the time of completion of each sale by the Corporation the Agent, its U.S. Affiliate, their respective affiliates, and any person acting on behalf of any of them will have reasonable grounds to believe and will reasonably believe that each purchaser of Offered Securities is a U.S. Accredited Investor.

6.	Prior to arranging for any sale of Offered Securities by the Corporation, it shall cause each purchaser to execute a LIFE Questionnaire in a form mutually acceptable to the Corporation and the Agents.

7.	At least one Business Day prior to the applicable Closing Date, the transfer agent for the Corporation will be provided with a list of the names and addresses of all purchasers of the Offered Securities.

8.	At the Closing, the U.S. Affiliate and Agent that has offered or solicited offers and arranged for the sale of any Offered Securities by the Corporation to, or for the account or benefit of, persons in the United States, will provide a certificate, substantially in the form of Exhibit I, relating to the manner of the offer and sale of the Offered Securities in the United States, or be deemed to represent and warrant that no offers or sales of the Offered Securities were made to, or for the account or benefit of, persons in the United States.

9.	Each purchaser will be informed that the Offered Securities have not been registered under the U.S. Securities Act and are being offered and sold to such purchaser in reliance on an exemption from the registration requirements of the U.S. Securities Act.

10.	None of the Agent, the U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with the offering of Offered Securities contemplated hereby.

11.	With respect to Offered Securities, neither the Agent nor its affiliates (including its U.S. Affiliate), any general partner or managing member of the Agent, any director, executive officer or other officer of the Agent participating in the offering of the Offered Securities or general partner or managing member of the Agent or any officer, employee or agent of the Agent or general partner or managing member of the Agent that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers of any Offered Securities (each, an “Agent Covered Person” and collectively, the “Agent Covered Persons”) is subject to any Disqualification Event. Each Agent will notify the Corporation in writing, prior to any offer or sale of Offered Securities, of (i) any Disqualification Event relating to any Agent Covered Person not previously disclosed to the Corporation in accordance with this section, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Agent Covered Person. As of the Closing Date, the Agent represents that it is not aware of any person (other than any Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Offered Securities.

12.	It acknowledges that the Compensation Options and the underlying Compensation Option Shares have not been registered under the U.S. Securities Act or any state securities laws. In connection with the issuance of the Compensation Options, the Agent represents, warrants and covenants that it is acquiring or will acquire the Compensation Options as principal for its own account and not for the benefit of any other person. It represents, warrants and covenants that it is a U.S. Accredited Investor and acknowledges that the Compensation Options and the underlying Compensation Option Shares are being issued pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, and will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and may be reoffered and resold only in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. The Agent acknowledges and agrees that the Compensation Options may not be exercised and the underlying Compensation Option Shares may not be delivered, unless such exercise is exempt from registration under the U.S. Securities Act and applicable state securities laws.

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EXHIBIT I TO Schedule A

(TERMS AND CONDITIONS OF U.S. SALES)

AGENTS’ CERTIFICATE

In connection with the offer and sale to persons in the United States of Common Shares and Warrants (collectively, the “LIFE Units”) of Bunker Hill Mining Corp. (the “Corporation”) pursuant to an agency agreement (the “Agency Agreement”) effective as of March 5, 2026 between the Corporation and the Agents named in the Agency Agreement, [●] (the “Agent”) and [●] (the “U.S. Affiliate”), the U.S. broker-dealer affiliate of the Agent, hereby certify as follows:

1.	on the date hereof and on the date of each offer, solicitation of an offer or sale of LIFE Units made by us to a person in the United States, the U.S. Affiliate is and was: (a) a duly registered broker-dealer with the United States Securities and Exchange Commission and under the laws of each state where offers and sales of LIFE Units were made (unless exempted therefrom); and (b) a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

2.	all offers of LIFE Units for sale by the Corporation to persons in the United States have been and will be effected and arranged by the U.S. Affiliate in accordance with all applicable U.S. broker-dealer requirements;

3.	prior to making any offer of LIFE Units in the United States, we reasonably believed that each offeree was a U.S. Accredited Investor and had, either directly or through the Corporation, a substantive pre-existing relationship with each such offeree;

4.	at the time of completion of each sale by the Corporation of LIFE Units to persons in the United States, we had reasonable grounds to believe and did believe, that each offeree was a U.S. Accredited Investor, and, on the date hereof, we continue to believe that each such person purchasing LIFE Units from the Corporation is a U.S. Accredited Investor;

5.	the offers and solicitations of offers of the LIFE Units to persons in the United States have been conducted by us in accordance with the terms of the Agency Agreement;

6.	in connection with each sale of LIFE Units to persons in the United States, we caused each such purchaser to execute and deliver to the Corporation a LIFE Questionnaire in the form agreed by the Corporation and the Agent; and

7.	none of the Agent Covered Persons is subject to any Disqualification Event, and the undersigned are not aware of any person (other than any Agent Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any LIFE Units to persons in the United States.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

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Dated this _____ day of _______________, 2025.

[INSERT NAME OF AGENT]	[INSERT NAME OF U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title: